Exhibit 4.2

VOYA FINANCIAL, INC.

VOYA HOLDINGS INC.

4.800% Senior Notes due 2046

SIXTH SUPPLEMENTAL INDENTURE

Dated as of June 13, 2016

to the Indenture Dated as of July 13, 2012

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS

Section 1.01. Certain Terms Defined in the Indenture; Additional Terms	2

ARTICLE 2
FORM AND TERMS OF THE NOTES

Section 2.01. Form and Dating	3
Section 2.02. Transfer and Exchange	4
Section 2.03. Paying Agent	5
Section 2.04. Terms of the Notes	5
Section 2.05. Optional Redemption	6
Section 2.06. Applicability of Certain Provisions of the Indenture in respect of the Notes	7

ARTICLE 3
MISCELLANEOUS

Section 3.01. Trust Indenture Act Controls	7
Section 3.02. Governing Law	7
Section 3.03. Payment of Notes	7
Section 3.04. Multiple Counterparts	8
Section 3.05. Severability	8
Section 3.06. Relation to Indenture	8
Section 3.07. Ratification	8
Section 3.08. Effectiveness	8
Section 3.09. Trustee Not Responsible for Recitals or Issuance of Securities	8

ARTICLE 4
GENERAL GUARANTEE AGREEMENT

Section 4.01. General Guarantee Agreement Inapplicable	8

EXHIBITS

EXHIBIT A Form of Note

i

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated as of June 13, 2016, among VOYA FINANCIAL, INC., a Delaware corporation (the “Company”), having its principal executive offices at 230 Park Avenue, New York, New York 10169, VOYA HOLDINGS INC., a Connecticut corporation, as the initial Subsidiary Guarantor hereunder, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the initial Subsidiary Guarantor and the Trustee executed and delivered an Indenture, dated as of July 13, 2012 (the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

WHEREAS, the issuance and sale of $300,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 4.800% Senior Notes due 2046 and, if and when issued, any Additional Notes, as provided herein (the “Notes”), to be fully, irrevocably and unconditionally guaranteed by the Subsidiary Guarantors, have been authorized by resolutions adopted by the Board of Directors of the Company and the board of directors of the initial Subsidiary Guarantor;

WHEREAS, the Company desires to issue and sell $300,000,000 aggregate principal amount of the Notes on the date hereof, to be fully, irrevocably and unconditionally guaranteed by the Subsidiary Guarantor in accordance with Article 12 of the Indenture;

WHEREAS, Sections 2.01 and 10.01 of the Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement the Indenture to provide for the issuance of and to establish the form or terms and conditions of Securities of any series as permitted by the Indenture;

WHEREAS, the Company desires to establish the form, terms and conditions of the Notes; and

WHEREAS, all things necessary to make this Sixth Supplemental Indenture a legal, valid and binding supplement to the Indenture according to its terms and the terms of the Indenture have been done;

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Company, the initial Subsidiary Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined in the Indenture; Additional Terms.

(a) For purposes of this Sixth Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended hereby.

(b) The following capitalized terms used herein shall be defined accordingly:

“Agent Member” means a member of, or a participant in, the Depository.

“Additional Notes” shall have the meaning set forth in Section 2.04(b).

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by the Premium Calculation Agent as having an actual or interpolated maturity comparable to the term remaining from such Optional Redemption Date to the Maturity of the Notes (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to such Optional Redemption Date, (1) the average of three applicable Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Premium Calculation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Depository” with respect to the Notes, shall have the meaning set forth in Section 2.01(a).

“Global Note” means a Note in the form of a Global Security issued to the Depository or its nominee, substantially in the form of Exhibit A.

“Make-Whole Redemption Amount” means the sum, as calculated by the Premium Calculation Agent, of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued as of such Optional Redemption Date), discounted from their respective scheduled payment dates to such Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points plus, in each case, accrued and unpaid interest thereon to, but excluding, such Optional Redemption Date.

“Optional Redemption Date” shall have the meaning set forth in Section 2.05.

“Premium Calculation Agent” means an investment banking institution of national standing appointed by the Company.

“Primary Treasury Dealer” shall have the meaning set forth in the definition of “Reference Treasury Dealers.”

“Reference Treasury Dealers” means (1) Barclays Capital Inc. and its successors and two other nationally recognized investment banking firms selected by the Company that are primary U.S. government securities dealers; provided, however, that if any of the foregoing shall cease to be a primary treasury dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Premium Calculation Agent after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Premium Calculation Agent of the bid and ask prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Premium Calculation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.

“Remaining Life” shall have the meaning set forth in the definition of “Comparable Treasury Issue.”

“Treasury Rate” means, with respect to any Optional Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated or interpolated (on a day count basis) using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Optional Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Optional Redemption Date.

ARTICLE 2

FORM AND TERMS OF THE NOTES

Section 2.01. Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by any Officer and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Notes may be manual or by facsimile. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, as supplemented and amended by this Sixth Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Sixth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(a) Global Notes. The Notes shall be issued initially in the form of one or more fully registered Global Securities, which shall initially be deposited on behalf of the purchasers of the Notes represented thereby with The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of Cede & Co., the Depository’s nominee, duly executed by the Company, authenticated by the Trustee and with guarantees endorsed thereon as hereinafter provided. The aggregate principal amount of outstanding Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

The Global Notes may not be transferred except by the Depository, in whole and not in part, to another nominee of the Depository or to a successor of the Depository or its nominee. If at any time the Depository for the Notes notifies the Company that the Depository is unwilling to continue as Depository for the Global Notes or ceases to be a clearing agency, or if the Company so elects or if there is an Event of Default under the Notes, then the Company shall execute, and the Trustee shall, upon receipt of a Company Order for authentication, authenticate and deliver, certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Note, which the Depository will distribute to its participants.

(b) Book-Entry Provisions. This Section 2.01(b) shall apply only to the Global Notes deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that shall be registered in the name of the Depository or the nominee of the Depository and shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions.

Agent Members will have no rights under this Sixth Supplemental Indenture with respect to any Global Note held on their behalf by the Depository, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depository or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Sixth Supplemental Indenture or the Notes, and nothing herein will impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(c) Certificated Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto, but without including the text referred to therein as applying only to a Global Note. Except as provided above in subsection (a), owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

Section 2.02. Transfer and Exchange. The transfer or exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the Indenture and the procedures of the Depository therefor. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Global Note.

Section 2.03. Paying Agent. The Company appoints the Trustee as the initial agent of the Company for the payment of the principal of (and premium, if any) and interest on the Notes, and the Corporate Trust Office be and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and the Indenture, as supplemented and amended by this Sixth Supplemental Indenture, pursuant to which the Notes are to be issued may be served. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which the paying agent acts.

Section 2.04. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “4.800% Senior Notes due 2046.”

(b) Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture, as supplemented and amended by this Sixth Supplemental Indenture, shall be $300,000,000. The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) of a series having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the issue date, the public offering price and, in some cases, the first Interest Payment Date and interest accrual date, provided that no Event of Default with respect to the Notes shall have occurred and be continuing, provided further that if any such additional Notes are not issued in a “qualified reopening” or are not treated as part of the same issue as the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Any Additional Notes and the existing Notes will constitute a single series under the Indenture and all references to the relevant Notes shall include the Additional Notes unless the context otherwise requires.

(c) Maturity Date. The entire outstanding principal of the Notes shall be payable on June 15, 2046.

(d) Interest Rate. The rate at which the Notes shall bear interest shall be 4.800% per annum; the date from which interest shall accrue on the Notes shall be June 13, 2016, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be June 15 and December 15 of each year, beginning December 15, 2016 (whether or not a Business Day), provided, that interest payable at the Stated Maturity or upon redemption will be paid to the person to whom principal is payable; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1, as the case may be, next preceding such

Interest Payment Date (whether or not a Business Day), provided, that interest payable at the Stated Maturity or upon redemption will be paid to the person to whom principal is payable. Payment of principal and interest on the Notes will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on the Notes may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States of America.

(e) Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes will be made in United States Dollars.

Section 2.05. Optional Redemption. (a) The provisions of Article 3 of the Indenture shall apply to the Notes.

(b) At any time and from time to time, the Notes will be redeemable, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 90 days, prior notice mailed to the registered address of each holder of the Notes, or provided by email or facsimile to the Trustee for transmission to the Depository or its nominee or such other notice method in accordance with the Indenture as determined by a resolution of the Board of Directors of the Company or a certificate executed by certain Officers of the Company (any such date fixed for redemption, an “Optional Redemption Date”), at a redemption price equal to the greater of (i) 100% of principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, such Optional Redemption Date, or (ii) the Make-Whole Redemption Amount.

(c) Notwithstanding Article 3 of the Indenture, the notice of redemption with respect to any redemption pursuant to Section 3.04 thereof need not set forth the Redemption Price but only the manner of calculation thereof as described above.

(d) On and after the Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price. On or before the Redemption Date for the Notes, the Company will deposit with a Paying Agent, or the Trustee, funds sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions of the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of $2,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of any Note to be redeemed in part will not be less than $2,000, and shall thereafter promptly notify the Company in writing of the numbers of Notes to be redeemed, in whole or in part.

Section 2.06. Applicability of Certain Provisions of the Indenture in respect of the Notes.

(a) Subsection (iv) of Section 5.07(b) of the Indenture is hereby amended and restated in its entirety in respect of the Notes, as follows:

“(iv) a sale or other disposition of stock of Voya Insurance and Annuity Company or Security Life of Denver International Limited, or of any other Restricted Subsidiary that becomes a Restricted Subsidiary solely as a result of being the successor to substantially all of the business of either of the foregoing.”

(b) The last sentence of Section 6.01(a) of the Indenture is hereby amended and restated in its entirety in respect of the Notes, as follows:

“For the avoidance of doubt, for purposes of this Section 6.01, a sale or other disposition of Voya Insurance and Annuity Company, Security Life of Denver International Limited, or any other subsidiary of the Company that is the successor, transferee or assign of the foregoing, or their (including such successor’s) respective assets or any assets constituting all or part of the Company’s Closed Block Variable Annuity segment shall be deemed not to constitute a sale or other disposition of all or substantially all of the Company’s properties and assets.”

ARTICLE 3

MISCELLANEOUS

Section 3.01. Trust Indenture Act Controls. If any provision of this Sixth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Sixth Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Sixth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Sixth Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 3.02. Governing Law. This Sixth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 3.03. Payment of Notes. Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to certificated Notes, the Company will make all payments through the Paying Agent by mailing a check to each Holder’s registered address; provided, however, that payments may also be made, in the case of a Holder of at least $1.0 million aggregate principal amount of Notes, by wire transfer to the account specified by the Holder thereof.

Section 3.04. Multiple Counterparts. The parties may sign multiple counterparts of this Sixth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Sixth Supplemental Indenture.

Section 3.05. Severability. Each provision of this Sixth Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Sixth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 3.06. Relation to Indenture. This Sixth Supplemental Indenture constitutes a part of the Indenture, the provisions of which (as modified by this Sixth Supplemental Indenture) shall apply to the series of Securities established by this Sixth Supplemental Indenture but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.

Section 3.07. Ratification. The Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Sixth Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented and amended by this Sixth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented and amended by this Sixth Supplemental Indenture.

Section 3.08. Effectiveness. The provisions of this Sixth Supplemental Indenture shall become effective as of the date hereof.

Section 3.09. Trustee Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

ARTICLE 4

GENERAL GUARANTEE AGREEMENT

Section 4.01. General Guarantee Agreement Inapplicable. Without in any way limiting the obligations of the Company or any Subsidiary Guarantor hereunder, the General Guarantee Agreement dated April 17, 2012 by Voya Holdings Inc. in favor of each person to whom the

Company may owe any obligations evidenced by senior unsecured debentures, notes or similar debt instruments issued by the Company shall be inapplicable to the Securities. The Trustee shall not be entitled to enforce any rights under the General Guarantee Agreement with respect to any Securities or other obligation under this Sixth Supplemental Indenture. The Trustee waives all rights and remedies it may have under the General Guarantee Agreement with respect to any obligation under this Sixth Supplemental Indenture. For the avoidance of doubt, any obligation under this Sixth Supplemental Indenture is not an obligation as defined in the General Guarantee Agreement. This Article 4 does not in any way limit any obligation of the Company under any Securities or any Subsidiary Guarantor under its Subsidiary Guarantee.

This instrument may be executed in any number of counterparts,

each of which so executed shall be deemed to be an original,

but all such counterparts shall together constitute one and the same instrument.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.

VOYA FINANCIAL, INC.

By:	/S/ DAVID S. PENDERGRASS
Name: David S. Pendergrass
Title: Senior Vice President and Treasurer

By:	/S/ KEVIN J. REIMER
Name: Kevin J. Reimer
Title: Vice President and Assistant Treasurer

VOYA HOLDINGS INC.

By:	/S/ DAVID S. PENDERGRASS
Name: David S. Pendergrass
Title: Senior Vice President and Treasurer

By:	/S/ KEVIN J. REIMER
Name: Kevin J. Reimer
Title: Vice President and Assistant Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/S/ DAVID J. GANSS
Name: David J. Ganss
Title: Vice President

[Signature Page to Sixth Supplemental Indenture]

EXHIBIT A

Form of 4.800% Senior Note due 2046

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

VOYA FINANCIAL, INC.

4.800% Senior Note due 2046

Fully, Irrevocably and Unconditionally Guaranteed by Voya Holdings Inc.

Principal Amount: $

No.

CUSIP: 929089 AC4

ISIN: US929089AC42

Voya Financial, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of $             on June 15, 2046 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from June 13, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-

annually at the rate of 4.800% per annum, on June 15 and December 15 (each such date, an “Interest Payment Date”), commencing December 15, 2016, until the principal hereof is paid or made available for payment. The rate of interest payable hereon is subject to adjustment as provided in the Indenture (as defined below), but shall in no event be less than the rate stated above.

Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on June 1 or December 1 (whether or not a Business Day, as defined in the Indenture), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”). Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States of America.

Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption or repayment of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, and no interest shall accrue in respect of the delay.

General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of July 13, 2012, among the Company, Voya Holdings Inc., as the initial Subsidiary Guarantor, and U.S. Bank National Association (herein called the “Trustee,” which term includes any successor Trustee under the Indenture with respect to a series of which this Note is a part), as supplemented and amended by a Sixth Supplemental Indenture thereto, dated as of June 13, 2016 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantor party thereto from time to time and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as “4.800% Senior Notes due 2046” (collectively, the “Notes”), initially limited in aggregate principal amount to $300,000,000.

Further Issuance. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Securities (the “Additional Securities”) of this series having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Securities of this series and the Notes will constitute a single series under the Indenture and all references to the Notes shall include the Additional Securities unless the context otherwise requires; provided that if any such Additional Securities are not issued in a “qualified reopening” or are not treated as part of the same issue as the Notes for U.S. federal income tax purposes, such Additional Securities shall have a separate CUSIP number.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Sinking Fund. The Notes are not subject to any sinking fund.

Redemption and Repurchase. The Notes are subject to optional redemption as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to the Notes.

Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to create liens or the ability of the Company to consolidate, merge or sell, transfer or lease all or substantially all of its assets.

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the currency, herein prescribed.

Subsidiary Guarantees. This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

No Recourse Against Others. No director, officer, agent, employee, incorporator, stockholder, partner, member, or manager of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under any Notes, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered indemnity satisfactory to the Trustee to institute such proceedings as Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

Authorized Denominations. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Security Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes (except with respect to certain payments of Defaulted Interest), whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its seal to be hereunto affixed and attested.

Dated:

VOYA FINANCIAL, INC.

By:
Name:
Title:

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned Sixth Supplemental Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: Authorized Signatory

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                                   agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[Attach to Global Note only]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

VOYA FINANCIAL, INC.

4.800% Senior Note due 2046

Fully, Irrevocably and Unconditionally Guaranteed by Voya Holdings Inc.

The initial principal amount of this Global Note is $            . The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian